EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT
AS AT DECEMBER 31, 1999
(100% owned)

FAHNESTOCK VINER HOLDINGS INC. (Ontario)
Registrant

  -E.A. VINER INTERNATIONAL CO.(Delaware)

     -HUDSON CAPITAL ADVISORS INC.(New York)

     -NEWSON INC.(Pennsylvania)

     -EVANSTON FINANCIAL  CORPORATION, INC.(Pennsylvania)

     -VINER FINANCE INC.(Delaware)

          -FAHNESTOCK & CO. INC.(New York)

               -PACE SECURITIES, INC. (inactive) (New York)

               -REICH & CO. INC. (in liquidation) (Alabama)

               -FREEDOM INVESTMENTS, INC.(Delaware)

               -FIRST OF MICHIGAN CAPITAL CORPORATION (Delaware)

                    -FIRST OF MICHIGAN CORPORATION (Delaware)

                    -FIRST OF MICHIGAN VENTURE CAPITAL ASSOCIATES, INC.
                     (Michigan)

                    -CRANBROOK CAPITAL MANAGEMENT, INC. (Michigan)